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                                                                 EXHIBIT 23.14.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reports dated January 30, 1998, February 18, 1997 and February 20, 1996, with respect to the financial statements of Century Properties Fund XIX for the years ended December 31, 1997, 1996 and 1995, in the Prospectus Supplement of AIMCO Properties, L.P.

/s/ IMOWITZ KOENIG & CO., LLP

New York, NY
October 22, 1998